Exhibit 1.01

CONFLICT MINERALS REPORT OF
ASTEC INDUSTRIES, INC.
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2025

I.    Introduction

This is the Conflict Minerals1 Report of Astec Industries, Inc. ("we," "our," "us," or the "Company") prepared for calendar year 2025 in accordance with Rule 13p-1 ("Rule 13p-1") under the Securities Exchange Act of 1934 (the "Act"). Numerous terms in this Report are defined in Rule 13p-1 and SEC Release No. 34-67716 (August 22, 2012) under the Act (the "Adopting Release"). The reader is referred to these sources for the definitions of defined terms contained but not defined herein.

In accordance with Rule 13p-1, we undertook efforts to determine the presence and source of the conflict minerals that are necessary to the functionality or production of the products that we manufacture or contract to manufacture. The Company designed its efforts in conformity with the internationally recognized due diligence framework set forth in the Organisation for Economic Co-operation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 ("OECD Due Diligence Guidance") and related supplements.

The statements below are based on the activities performed to date in good faith by the Company and are based on the infrastructure and information available at the time of this filing. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving identification of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.
_________________________
1The term "conflict mineral" is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo ("DRC") or an adjoining country.

2OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris. http://dx.doi.org/10.1787/9789264252479-en

II.    Overview

Company Profile

The Company is a Tennessee corporation which was incorporated in 1972. The Company designs, engineers, manufactures, markets and services equipment and components used primarily in asphalt and concrete road building and related construction activities, as well as other products discussed below. Our products are used in each phase of road building, from quarrying and crushing the aggregate to application of the road surface. We also offer industrial automation controls and telematic platforms as well as manufacturing certain equipment and components unrelated to road construction, including equipment for the mining, quarrying, construction, demolition, land clearing and recycling industries and port and rail yard operators; industrial heat transfer equipment; commercial whole-tree pulpwood chippers; horizontal grinders; blower trucks; commercial and industrial burners; and combustion control systems. Our products are marketed both domestically and internationally primarily to asphalt and concrete producers; highway and heavy equipment contractors; utility contractors; sand and gravel producers; construction, demolition, recycling and crushing contractors; forestry and environmental recycling contractors; mine and quarry operators; port and inland terminal authorities; power stations and domestic and foreign government agencies. In addition to equipment sales, we manufacture and sell replacement parts for equipment in each of our product lines and replacement parts for some competitors' equipment. The distribution and sale of replacement parts is an integral part of our business. We are subject to Rule 13p-1 as we have determined that, during 2025, conflict minerals were likely necessary to the functionality or production of products we manufactured or contracted to manufacture. The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals and we conduct no purchasing activities directly in the DRC or adjoining countries.

Conflict Minerals Policy

The Company developed a policy statement to support the goals expressed by Congress in enacting Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The policy highlights the Company's commitment to complying with the reporting and due diligence obligations required by the SEC rule and the Company's expectations from its suppliers. In addition, the policy includes language encouraging suppliers to source responsibly and expectations that its supplier partners promote an environment of respect for all individuals worldwide and operate in a manner that imposes honor and integrity in all aspects of business. The policy resides on our corporate website (https://www.astecindustries.com/sustainability/conflict-materials). This policy is reviewed periodically and updated as needed.

Reasonable Country of Origin Inquiry Information

We have conducted a good faith reasonable country of origin inquiry ("RCOI") to determine whether the necessary conflict minerals originated in the DRC or an adjoining country or came from recycled or scrap sources.

The Company's RCOI process included reviewing the products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release and conducting an inquiry of our direct suppliers of the in-scope products using the Responsible Minerals Initiative's ("RMI") Conflict Minerals Reporting Template ("CMRT"). Based on the results of our RCOI which indicated sourcing from the DRC or an adjoining country, we exercised due diligence on the source and chain of custody of the conflict minerals in accordance with the OECD Due Diligence Guidance. Our due diligence efforts are discussed further in this Conflict Minerals Report.

Due Diligence Program Design

The Company designed its conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold, specifically as they relate to our position in the minerals supply chain as a "downstream" company:

Step 1:    Establish strong company management systems
Step 2:    Identify and assess risks in the supply chain
Step 3:    Design and implement a strategy to respond to identified risks
Step 4:    Carry out independent third-party audit of smelter/refiner's due diligence practices
Step 5:    Report annually on supply chain due diligence

III.    Due Diligence Measures Performed by The Company

The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.

Step 1: Establish strong company management systems

a.Conflict minerals team – The Company established a conflict minerals team that includes individuals from the relevant business units procurement teams and the global procurement team. The team was structured to include the involvement from those in management roles, including the Corporate Procurement Director, to help ensure that critical information, including the Company's conflict minerals policy, reached relevant employees and suppliers.
b.Conflict minerals policy – The Company adopted and published a policy establishing the expectations of our suppliers. The policy resides on our corporate website (https://www.astecindustries.com/sustainability/conflict-materials).
c.Internal engagement – We developed a training program to educate employees on our conflict minerals process, the goals of our program, and our reporting obligations as a supplier and a public company.
d.Supplier engagement – The Company communicated its conflict minerals policy and provided educational materials to its in-scope suppliers. Suppliers were informed when the request for information was initiated on the conflict minerals disclosure requirements as well as recommendations for developing, implementing, and documenting a conflict minerals compliance program. Stakeholders can communicate directly and confidentially with our compliance officer.
e.Company level grievance mechanism – As recommended by the OECD Due Diligence Guidance, the Company has a grievance mechanism in place as a risk-awareness system for conflict minerals issues. The policy statement provides a contact for internal and external stakeholders to reach out to regarding questions and concerns.
f.Records management – The Company maintains records relating to its conflict minerals program in accordance with the recommended record retention guidelines of five years.

Step 2: Identify and assess risks in the supply chain

We performed the following steps as part of our risk assessment process:

a.Identified products in scope – Our conflict minerals team conducted a detailed review of the products manufactured or contracted to be manufactured by us during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release.
b.Conducted RCOI – The Company utilized the most recent version of the industry-developed CMRT to query our suppliers for conflict minerals information. We requested this information from the Tier 1 suppliers who provide materials and components for the products deemed in-scope by our conflict minerals team. We evaluated the responses from the templates submitted by our suppliers to determine our reporting obligation based on this RCOI. See Appendix I for a list of countries of origin identified through the RCOI process.
c.Completed additional follow-up – The Company contacted direct suppliers multiple times as needed to request detailed conflict minerals information. We also worked to clarify and validate the accuracy of information provided by our suppliers by responding with standardized feedback questions to address any issues or uncertainty with the template provided when necessary and/or obtaining additional information upon request (product identification, order numbers, or shipping addresses) to help ensure we are receiving conflict minerals information specific to our supply-chain.
d.Identified smelters or refiners ("SORs") – The Company compiled a list of SORs in our supply chain using our suppliers' responses in their CMRTs. The Company reconciled this list to the list of smelter facilities designated by the RMI's Responsible Minerals Assurance Process ("RMAP"). The RMAP completes independent, third-party audits of smelters and refiners to determine which can be validated as having systems in place that help ensure the minerals are responsibly sourced according to the OECD Due Diligence Guidance. The company also utilized information provided by the London

Bullion Market Association (LBMA) and Responsible Jewelry Council (RJC) cross-recognition audit programs. The Company maintains a database of smelter aliases to reconcile suppliers' smelters lists to RMI's list of SORs. We have provided that list in this report within section IV – Product Description; Processing Facilities.
e.Performed smelter due diligence with suppliers – Suppliers that reported smelters deemed to be high risk received additional communication asking them to clarify if those smelters are reflective of the purchases made and to continue due diligence on their supply chains. High risk smelters are those that have not yet undergone a third-party audit or have been deemed non-conformant.

Step 3: Design and implement a strategy to respond to identified risks

We performed the following steps as part of our risk management plan:

a.Reporting results to senior management – As necessary, the Conflict Minerals team reports the results of our RCOI to upper management which included the team's plan to respond to risks identified in the due diligence processes.
b.Designed and implemented a plan – The Company used established risk rating criteria to evaluate suppliers based on the responses provided within their CMRT, as well as, any additional documentation furnished to support those responses and the suppliers' due diligence processes. The resulting risk ratings are used to develop specific supplier outreach and training to address the identified risks and to take corrective actions with suppliers found not in compliance with the Company's conflict minerals policy. These actions may include additional outreach to suppliers who failed to respond to our multiple requests for information, provided inconsistent or erroneous information, or indicated they had received responses from less than 50% of their in-scope suppliers. Our team further reviews the responses to verify the validity of SORs reported by our suppliers, the audit status of such SORs and the country of origin of the minerals processed at such facilities.
c.Provided informational materials – The Company provided suppliers with informational materials that explain Section 1502 of the Dodd Frank Act, the OECD framework, the RCOI process, and general information on the contents of the most recent revision of the CMRT (including definitions of common phrases and frequently asked questions). These materials are provided to suppliers at the time of the initial request for a completed CMRT. The informational material serves as a point of reference for suppliers that are unfamiliar with the rule and helps limit the risk of obtaining inaccurate information from them. Throughout the process we offer assistance to our suppliers to improve the quality of the information provided to us.
d.Provided conflict minerals policy to suppliers – After working with a supplier to obtain a CMRT, we provide them with a copy of our conflict minerals policy for their records to ensure our suppliers continue to operate in line with our expectations.
e.Identified SORs – As part of the risk mitigation process, the Company reconciled the list of SORs collected from suppliers to the list of smelter facilities validated by the RMI. The Company maintains a database of smelter aliases to reconcile suppliers' smelters lists to RMI's list of SORs.
f.Ongoing risk monitoring – suppliers, smelters and refiners that have been identified as high-risk through our risk assessment process are tracked to assess their progress towards meeting our expectations.

Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices

The Company is using information provided by independent third-party audit programs, including the RMI RMAP, LBMA, and RJC, to confirm the existence and verify the OECD-conformance status of SORs identified during our due diligence.

For smelters that had not been audited as conformant, the Company sent a communication to encourage participation in the RMAP and requested the SOR to provide the mines and/or locations the SOR sources from to assist in identifying all countries of origin. Additionally, the Company sent communications to all suppliers that reported SORs that had not been audited as conformant to request that these suppliers contact the SORs to encourage participation in the RMAP.

Step 5: Report annually on supply chain due diligence

Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on our website at https://www.astecindustries.com/esg/more/conflict-materials.

IV.    Product Description; Processing Facilities

Product Description – We operate manufacturing sites and sites that operate as sales and service offices for our manufacturing locations. Our two reportable business segments, Infrastructure Solutions and Materials Solutions, comprise sites based upon the nature of the products produced or services provided, the type of customer for the products, the similarity of economic characteristics, the manner in which management reviews results and the nature of the production process, among other considerations.

Processing Facilities – Based on our due diligence process and the information received from our suppliers, the following facilities were identified by the Company's suppliers as the smelters and refiners of the tin, tantalum, tungsten and/or gold present in and necessary to the functionality or production of products manufactured (or contracted to be manufactured) by the Company in the calendar year ended December 31, 2025. The information from our suppliers is still evolving and may contain company-level declarations, rather than information that is specific to the products/components supplied to us. As such, this smelter list is presented in good faith as the best information we have to date. For 2025 we identified 324 SORs in our supply chain, 205 have been audited as conformant with the RMAP or an equivalent independent third-party audit program. This list may contain smelters that are not in our supply chain and/or there may be other smelters not yet identified in our due diligence process. We will continue to update the list as our information and the relevant third-party data from RMI, LBMA, and RJC improves.

Metal	Smelter Name	Country	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Agosi AG	GERMANY	CID000035
Gold	Gold Corporation - The Perth Mint	AUSTRALIA	CID002030
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Dowa	JAPAN	CID000401
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Albino Mountinho Lda.	PORTUGAL	CID002760
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	ASAHI METALFINE, Inc.	JAPAN	CID000082
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CHINA	CID001947
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Attero Recycling Pvt Ltd	INDIA	CID004697
Gold	Gold by Gold Colombia	COLOMBIA	CID003641
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Aurubis AG, Hamburg	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden Mineral AB (Ronnskar)	SWEDEN	CID000157
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	Glencore Canada Corporation - CCR Refinery	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Yunnan Copper Southwest Copper Branch	CHINA	CID000197
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Chugai Mining	JAPAN	CID000264
Gold	Coimpa Industrial LTDA	BRAZIL	CID004010
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Dongwu Gold Group	CHINA	CID003663
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004755
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA	CID002243
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	CID004506
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	HONG KONG	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778

Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	CID004714
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Advanced Metals Corporation	JAPAN	CID000937
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc Ltd	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	MD Overseas	INDIA	CID003548
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU	CID005014
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MKS PAMP SA	SWITZERLAND	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA	CID003690
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325

Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES	CID003666
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA	CID004435
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001810
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA	CID004491
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	WEEEREFINING	FRANCE	CID003615
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Tantalum	5D Production OU	ESTONIA	CID003926
Tantalum	AMG Brasil	BRAZIL	CID001076
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA	CID004813
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Kinzoku Company, Limited	JAPAN	CID001192
Tantalum	NPM Silmet OU	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	PowerX Ltd.	RWANDA	CID004054
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Aurubis Beerse	BELGIUM	CID002773
Tin	Aurubis Berango	SPAIN	CID002774
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	CRM Synergies EMEA, S.L.U.	SPAIN	CID003524
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	Dongguan Best Alloys Co., Ltd.	CHINA	CID000377
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Empresa Metallurgica Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
Tin	Fenix Metals	POLAND	CID000468
Tin	Minsur	PERU	CID001182
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	CID004754
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA	CID004796
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA	CID005189
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Masbro Alam Stania	INDONESIA	CID003380
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA	CID004692
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Super Ligas	BRAZIL	CID002756
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	CID004403
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Woodcross Smelting Company Limited	UGANDA	CID004724
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES	CID004438
Tungsten	S.P.T. spol.s r.o.	CZECHIA	CID005068
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID005012
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM	CID004619
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004397
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM	CID004034
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003614
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003612
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF	CID005248
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	CID003993
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	CID003662

V.    Future Steps to Mitigate Risk

We will continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information available globally on the traceability and sourcing of these minerals will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers, seek information as to the ultimate sources of these raw materials, and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we may continue the trade relationship while that supplier improves its compliance program or we may find alternative suppliers. We expect our suppliers to take similar measures with their suppliers to help ensure alignment throughout the supply chain.

In addition to the actions noted elsewhere in this report, the Company will undertake the following steps during the next compliance period:

•    Review the conflict minerals policy statement and update if necessary.
•    Review supplier and employee training materials and update if necessary.
•    Continue to collect responses from suppliers using the most recent revision of the CMRT.
•    Engage with suppliers that did not provide a response in 2025 or provided incomplete responses to enhance our data collection for 2026.
•    Monitor and track performance of risk mitigation efforts including the performance of suppliers deemed high-risk.
•    Continue engagement with smelters by sending letters to those that have not been audited as conformant.
•    Continue to send messages to encourage our suppliers to engage with smelters that have not been audited as conformant.
•    Collect from suppliers product-level or user-defined level responses where useful.
•    Compare and validate RCOI results to information collected via independent third-party audit programs, such as the RMI.
•    Encourage responsible sourcing from the DRC and adjoining countries.
•    Stay aware of new and related sourcing challenges that affect smelter RMI audit status.

Forward-Looking Statements

Certain statements in this report, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended. and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "forecast," "outlook," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements.

Forward-looking statements are based on the Company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the Company's control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the Company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Annual Reports filed on Form 10-K, its Quarterly Reports filed on Form 10-Q, and in its other SEC filings. The Company undertakes no obligation to update any forward-looking statements.

APPENDIX I – Countries of Origin

The information provided in this Appendix is based on the information collected from the Company's suppliers.

Australia	Myanmar
Benin	Namibia
Bolivia	Nicaragua
Brazil	Niger
Burundi	Nigeria
Canada	Papua New Guinea
Chile	Peru
China	Philippines
Colombia	Portugal
Congo, Democratic Republic of the	Rwanda
Ethiopia	Sierra Leone
France	South Africa
Germany	Spain
Guyana	Sweden
India	Tanzania
Indonesia	Thailand
Japan	Uganda
Laos	United Kingdom
Liberia	United States of America
Madagascar	Uzbekistan
Malaysia	Vietnam
Mongolia	Zambia
Mozambique	Zimbabwe